EXHIBIT 11

                           ROBERTSON-CECO CORPORATION
                 COMPUTATION OF BASIC EARNINGS PER COMMON SHARE
                 ----------------------------------------------

                      (In thousands, except per share data)
                                   (Unaudited)


                                                          Three Months Ended
                                                              March 31
                                                     -------------------------
                                                        1999           1998
                                                     -----------     ---------


BASIC:
Income:
   Net income for basic earnings per
     share calculation ..........................     $   3,728       $    3,508
                                                      =========       ==========

Shares:
   Average number of common
     shares outstanding..........................         16,063          16,060
                                                      ==========      ==========

Earnings Per Share:
   Net income per share..........................    $       .23      $      .22
                                                     ===========      ==========


















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                                                                      EXHIBIT 11


                           ROBERTSON-CECO CORPORATION
                COMPUTATION OF DILUTED EARNINGS PER COMMON SHARE
                ------------------------------------------------

                      (In thousands, except per share data)
                                   (Unaudited)


                                                          Three Months Ended
                                                               March 31
                                                        ---------------------
                                                        1999           1998
                                                        ----           ----


DILUTED:
Income:
   Net income for diluted earnings per
     share calculation ..........................    $     3,728     $     3,508
                                                     ===========     ===========

Shares:
   Average number of common
     shares outstanding..........................         16,063          16,060
   Incremental shares to reflect dilutive
     effect of deferred compensation plan........             21              36
                                                     -----------     -----------

   Total number of common shares
     assuming dilution ..........................         16,084          16,096
                                                      ==========     ===========

Earnings Per Share:
   Net income per share..........................     $      .23     $       .22
                                                      ==========     ===========